Exhibit 99.5

BI-OPTIC VENTURES INC.

(the "Company")

REQUEST FOR ANNUAL & INTERIM FINANCIAL STATEMENTS

In accordance with National Instrument 51-102 of the Canadian Securities Administrators, registered and beneficial shareholders of the Company may elect annually to receive interim corporate mailings, including interim and annual financial statements of the Company, if they so request.  If you wish to receive such mailings, then please complete and return this form to:

Computershare Investor Services Inc.
9th Floor, 100 University Ave.

Toronto, ON

M5J 2Y1

The undersigned shareholder hereby elects to receive:

☐  Interim Financial Statements for the first, second and third financial quarters of 2009 and the related MD&A;

and/or

☐  Annual Financial Statements for the fiscal year ended February 28, 2009 and the related MD&A.

Please note that a request form will be mailed each year and shareholders must return such form each year to receive the documents indicated above.

Name (Please Print)

Address

I confirm that I am a:

☐  Registered shareholder OR

☐  Beneficial shareholder of the Company

Signature

Date

ISIN/CUSIP NO.: CA648908